Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:          September 7, 2006

Issuer Name and Ticker Symbol:      Document Sciences Corp. (DOCX)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Sciences Corp.

ZEFF HOLDING COMPANY, LLC               ZEFF CAPITAL PARTNERS I, L.P

                                        By:  Zeff Holding Company, LLC, as
                                             general partner


By:                                     By:
         ------------------------             --------------------------------
         Name:  Daniel Zeff                   Name:  Daniel Zeff
         Title:     Manager                   Title:     Manager